Exhibit 99

     Owens Corning, Groupe Porcher Industries Announce Plans to Form Joint Venture For Yarns and Specialty Materials

     On July 31, 1998, Owens Corning announced the formation of a new joint venture, which will acquire the Company's yarns and specialty materials business. The joint venture partner in the new company is Groupe Porcher Industries, Badinieres, France.

     Owens Corning will receive approximately $550MM in cash and will continue to participate as a 49% partner in the new entity.

     Owens Corning has been evaluating the disposition of its yarn business, electing the joint venture route as the best value for the company and its shareholders.

     While Owens Corning has transferred certain proprietary technology to the venture, this joint venture structure will permit Owens Corning to protect both its yarns technology and its aligned composites business intellectual property. The ability to safeguard Owens Corning's intellectual property and to continue to participate in the yarns market were significant factors in the decision.

     The joint venture agreements were signed on July 31, 1998. Closing of the transaction is anticipated on or before September 30, 1998.